Exhibit 99.1
Encore Energy Partners LP Announces First Quarter 2010 Results
PLANO, Texas — (BUSINESS WIRE) – May 6, 2010
Encore Energy Partners LP (NYSE: ENP) (the “Partnership” or “ENP”) today announced its unaudited first quarter 2010 results.
Summary of First Quarter 2010 Results
The following table highlights certain reported amounts for the first quarter of 2010 (Common units and dollars in millions, except quarterly distribution per unit):

Three Months Ended
March 31, 2010
Adjusted EBITDAX	$31.8
Net income excluding certain items	$13.1
Net income	$17.4
Distributable cash flow	$27.9
Total distributions to be paid	$22.9
Quarterly distribution per unit	$0.50
Coverage ratio	1.22
Weighted average diluted common units outstanding	45.3
Total units to which Q1 distributions will be paid	45.8
Oil and natural gas revenues	$48.6
Average daily production volumes (BOE/D)	9,034
Oil as a percentage of total production volumes	69%
Oil and natural gas development & exploration costs	$0.6
Adjusted EBITDAX totaled $31.8 million for the first quarter of 2010 and distributable cash flow totaled $27.9 million. Adjusted EBITDAX and distributable cash flow are non-GAAP financial measures, which are defined and reconciled to their most directly comparable GAAP measures in the attached financial schedules.
ENP’s net income for the first quarter of 2010 was $17.4 million ($0.38 per common unit). The first quarter 2010 results include a non-cash derivative fair value gain of $6.1 million, non-cash equity-based compensation of $0.9 million, and a $0.9 million non-cash general and administrative expense for a bank fee paid by Denbury Resources Inc. (the ultimate parent of the Partnership’s general partner) related to the waiver of the change of control provision of the ENP credit agreement (see “General and administrative expenses” below). Excluding these amounts, net income for the quarter was $13.1 million ($0.29 per diluted common unit). Net income excluding certain items is a non-GAAP financial measure, which is defined and reconciled to its most directly comparable GAAP financial measure in the attached financial schedules.
Average daily production for the first quarter of 2010 was 6,228 Bbls of oil per day and 16,834 Mcf of natural gas per day, for a combined 9,034 barrels of oil equivalent per day (“BOE/D”).
For the first quarter of 2010, the Partnership’s average realized wellhead oil price was $71.28 per Bbl, and the average realized wellhead natural gas price was $5.69 per Mcf. During the first quarter of 2010, the Partnership’s oil and natural gas differentials to NYMEX averaged a negative nine percent ($7.33 per Bbl) and a positive six percent ($0.33 per Mcf), respectively. The average NYMEX oil price was $78.61 per Bbl in the first quarter of 2010, and the average NYMEX natural gas price was $5.36 per Mcf.
Lease operating expense for the first quarter of 2010 was $11.6 million ($14.29 per BOE). This amount includes $0.7 million of ad valorem taxes, which costs have historically been included in production and severance taxes instead of lease operating expense. After giving effect to the reclassification of this income statement item, first quarter lease operating expense was slightly higher than anticipated due primarily to incremental workover expense on certain of the Partnership’s wells in order to maintain overall production.
General and administrative (“G&A”) expense for the first quarter of 2010 was $3.7 million ($4.59 per BOE). This amount includes an approximate $0.9 million non-cash expense for that amount paid by Denbury to maintain the borrowing base and related liquidity of the Partnership through a waiver of the change of control provision of the Partnership’s revolving credit facility otherwise triggered by Denbury Resources Inc’s. (“Denbury’s”) acquisition of Encore Acquisition Company (“Encore”). Denbury paid the bank fee, but as the expense related to the Partnership’s credit agreement, the expense has been pushed down to the financial statements of the Partnership and reflected in the Partnership’s financial statements as G&A expense of the Partnership and a non-cash capital contribution from Denbury. Denbury is not seeking reimbursement of this cost. In addition, as a result of the merger, all of the outstanding phantom units issued to the board of directors vested, which resulted in the acceleration of non-cash equity-based compensation of approximately $0.7 million in the first quarter of 2010.
Depletion, depreciation, and amortization expense for the first quarter of 2010 was $12.9 million ($15.81 per BOE).
Operations Update
The Partnership invested $0.6 million in its drilling program during the first quarter of 2010, completing one successful gross well (0.1 net).
Liquidity Update
At March 31, 2010, ENP had $250 million outstanding under its revolving credit facility and $125 million of remaining availability.

Recent Event
On April 30, 2010, ENP and Denbury, the ultimate parent of ENP’s general partner, announced that they intend to explore a broad range of strategic alternatives to enhance the value of ENP’s common units, including, but not limited to, those involving a possible merger, sale, or other transaction involving the Partnership, Denbury’s interest in the general partner, or all or part of the ENP common units that Denbury owns.
Conference Call Details
Title: Denbury Resources Inc. and Encore Energy Partners LP Conference Call
Date and Time: Thursday, May 6, 2010 at 10:00 a.m. Central Time
Webcast: Listen to the live broadcast via http://www.encoreenp.com
If you are unable to participate during the live broadcast, the call will be archived on our website for approximately 30 days. The audio portion of the call will also be available for playback by phone for one month after the call by dialing 877-344-7529 or 412-317-0088 and entering replay code number 440208.
About the Partnership
On March 9, 2010, Denbury Resources Inc. (“Denbury”) acquired Encore Acquisition Company, which owned the general partner of ENP. As a result of that merger, Denbury now owns the general partner of ENP and approximately 46% of the common units of ENP.
Encore Energy Partners LP’s goal is to acquire, exploit, and develop oil and natural gas properties and to acquire, own, and operate related assets. ENP’s assets consist primarily of producing and non-producing oil and natural gas properties in the Big Horn Basin in Wyoming and Montana, the Williston Basin in North Dakota and Montana, the Permian Basin in West Texas and New Mexico, and the Arkoma Basin in Arkansas and Oklahoma.
Cautionary Statement
This press release includes forward-looking statements, which give ENP’s current expectations or forecasts of future events based on currently available information. Forward-looking statements are statements that are not historical facts, including ENP’s evaluation of strategic alternatives, possible future transactions (including the timing or effects thereof), potential changes in ENP’s current business plan, increases in unitholder value expected distributions, the benefits, timing, and mix of acquisitions, expected production volumes, expected expenses, expected taxes, expected capital expenditures, and expected differentials. The assumptions of management and the future performance of ENP are subject to a wide range of business risks and uncertainties and there is no assurance that these statements and projections will be met. Factors that could affect ENP’s business include, but are not limited to: the risks associated with drilling of oil and natural gas wells; ENP’s ability to find, acquire, market, develop, and produce new reserves; the risk of drilling dry holes; oil and natural gas price volatility; derivative transactions (including the costs associated therewith and the ability of counterparties to perform thereunder); uncertainties in the estimation of proved, probable, and possible reserves and in the projection of future rates of production and reserve growth; inaccuracies in ENP’s assumptions regarding items of income and expense and the level of capital expenditures; uncertainties in the timing of exploitation expenditures; operating hazards attendant to the oil and natural gas business; drilling and completion losses that are generally not recoverable from third parties or insurance; potential mechanical failure or underperformance of significant wells; climatic conditions; availability and cost of material and equipment; the risks associated with operating in a limited number of geographic areas; actions or inactions of third-party operators of ENP’s properties; diversion of management’s attention from existing operations while pursuing acquisitions; availability of capital; the ability of lenders to fulfill their commitments; the strength and financial resources of ENP’s competitors; regulatory developments; environmental risks; uncertainties in the capital markets; general economic and business conditions (including the effects of the worldwide economic recession); industry trends; and other factors detailed in ENP’s most recent Form 10-K and other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. ENP undertakes no obligation to publicly update or revise any forward-looking statements.
SOURCE: Encore Energy Partners LP
ENCORE ENERGY PARTNERS LP
Phil Rykhoek, 972-673-2000
Chief Executive Officer
or
Mark Allen, 972-673-2000
Chief Financial Officer
or
Laurie Burkes, 972-673-2166
Investor Relations Manager
www.encoreenp.com

Encore Energy Partners LP
Condensed Consolidated Statements of Operations
(in thousands, except per unit amounts)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009 (a)
Revenues:
Oil	$39,953	$22,898
Natural gas	8,622	3,231
Marketing	70	170

Total revenues	48,645	26,299

Expenses:
Production:
Lease operating	11,619	12,157
Production taxes and marketing	5,066	3,220
Depletion, depreciation, and amortization	12,851	14,509
Exploration	21	22
General and administrative	3,728	3,015
Derivative fair value gain	(5,413)	(10,907)

Total operating expenses	27,872	22,016

Operating income	20,773	4,283

Other income (expenses):
Interest	(3,359)	(2,216)
Other	25	10

Total other expenses	(3,334)	(2,206)

Income before income taxes	17,439	2,077
Income tax provision	(26)	(1)

Net income	$17,413	$2,076

Net income allocation:
Limited partners’ interest in net income	$17,221	$4,499
General partner’s interest in net income	$192	$69

Net income per common unit:
Basic	$0.38	$0.14
Diluted	$0.38	$0.14

Weighted average common units outstanding:
Basic	45,299	33,078
Diluted	45,324	33,081

(a)	In June 2009, ENP acquired certain oil and natural gas properties and related assets in the Williston Basin from Encore Operating, L.P. (“Encore Operating”). In August 2009, ENP acquired certain oil and natural gas properties and related assets in the Rockies and Permian Basin from Encore Operating. Because these assets were acquired from an affiliate, the acquisitions were accounted for as transactions between entities under common control, similar to a pooling of interests, whereby the assets and liabilities of the acquired properties were recorded at Encore Operating’s carrying value and ENP’s historical financial information was recast to include the acquired properties for all periods in which the properties were owned by Encore Operating.

Encore Energy Partners LP
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009 (a)
Net income	$17,413	$2,076
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash and other items	11,412	27,843
Changes in operating assets and liabilities	9,696	581

Net cash provided by operating activities	38,521	30,500

Net cash used in investing activities	(1,281)	(2,053)

Financing activities:
Net proceeds from long-term debt	(5,000)	35,000
Deemed distributions to affiliates in connection with the acquisition of assets	—	(46,421)
Cash distributions to unitholders	(24,612)	(16,791)
Other	—	(612)

Net cash used in financing activities	(29,612)	(28,824)

Increase (decrease) in cash and cash equivalents	7,628	(377)
Cash and cash equivalents, beginning of period	1,754	619

Cash and cash equivalents, end of period	$9,382	$242

Encore Energy Partners LP
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2010	2009
	(unaudited)
Total assets	$710,666	$719,651

Liabilities (excluding long-term debt)	$59,859	$58,647
Long-term debt	250,000	255,000
Partners’ equity	400,807	406,004

Total liabilities and partners’ equity	$710,666	$719,651

Working capital (b)	$16,298	$15,558

(a)	In June 2009, ENP acquired certain oil and natural gas properties and related assets in the Williston Basin from Encore Operating. In August 2009, ENP acquired certain oil and natural gas properties and related assets in the Rockies and Permian Basin from Encore Operating. Because these assets were acquired from an affiliate, the acquisitions were accounted for as transactions between entities under common control, similar to a pooling of interests, whereby the assets and liabilities of the acquired properties were recorded at Encore Operating’s carrying value and ENP’s historical financial information was recast to include the acquired properties for all periods in which the properties were owned by Encore Operating.

(b)	Working capital is defined as current assets minus current liabilities.

Encore Energy Partners LP
Selected Operating Results
(unaudited)

	Three Months Ended
	March 31,
	2010	2009 (a)
Total production volumes:
Oil (MBbls)	561	633
Natural gas (MMcf)	1,515	1,087
Combined (MBOE)	813	814

Average daily production volumes:
Oil (Bbls/D)	6,228	7,029
Natural gas (Mcf/D)	16,834	12,072
Combined (BOE/D)	9,034	9,041

Average realized prices:
Oil (per Bbl)	$71.28	$36.20
Natural gas (per Mcf)	5.69	2.97
Combined (per BOE)	59.75	32.11
Average expenses per BOE:
Lease operating	$14.29	$14.94
Production taxes and marketing	6.23	3.96
Depletion, depreciation, and amortization	15.81	17.83
Exploration	0.03	0.03
General and administrative	4.59	3.71
Derivative fair value gain	(6.66)	(13.40)

(a)	In June 2009, ENP acquired certain oil and natural gas properties and related assets in the Williston Basin from Encore Operating, L.P. (“Encore Operating”). In August 2009, ENP acquired certain oil and natural gas properties and related assets in the Rockies and Permian Basin from Encore Operating. Because these assets were acquired from an affiliate, the acquisitions were accounted for as transactions between entities under common control, similar to a pooling of interests, whereby the assets and liabilities of the acquired properties were recorded at Encore Operating’s carrying value and ENP’s historical financial information was recast to include the acquired properties for all periods in which the properties were owned by Encore Operating.

Encore Energy Partners LP
Derivative Summary as of May 5, 2010
(unaudited)
Oil Derivative Contracts (c)

	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)	(Bbls)	(per Bbl)
May — Dec. 2010
	880	$80.00	440	$93.80	760	$75.43
	2,000	75.00	1,000	77.23	250	65.95
	760	67.00	—	—	—	—

2011
	1,880	80.00	1,440	95.41	760	78.46
	1,000	70.00	—	—	—	—
	760	65.00	—	—	250	69.65

2012
	750	70.00	500	82.05	210	81.62
	1,510	65.00	250	79.25	1,300	76.54
Natural Gas Derivative Contracts (c)

	Average	Weighted	Average	Weighted	Average	Weighted
	Daily	Average	Daily	Average	Daily	Average
	Floor	Floor	Cap	Cap	Swap	Swap
Period	Volume	Price	Volume	Price	Volume	Price
	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)	(Mcf)	(per Mcf)
May — Dec. 2010
	3,800	$8.20	3,800	$9.58	5,452	$6.20
	4,698	7.26	—	—	550	5.86

2011
	3,398	6.31	—	—	7,952	6.36
	—	—	—	—	550	5.86
2012
	898	6.76	—	—	5,452	6.26
	—	—	—	—	550	5.86
Interest Rate Swaps

	Notional	Fixed
Period	Amount	Rate	Floating Rate
	(in thousands)
May 2010 - Jan. 2011	$50,000	3.1610%	1-month LIBOR
May 2010 - Jan. 2011	25,000	2.9650%	1-month LIBOR
May 2010 - Jan. 2011	25,000	2.9613%	1-month LIBOR
May 2010 - Mar. 2012	50,000	2.4200%	1-month LIBOR

(C)	Oil prices represent NYMEX WTI monthly average prices. Natural gas contracts are written at various market indices which may differ substantially from equivalent NYMEX prices.

Encore Energy Partners LP
Non-GAAP Financial Measures
(in thousands, except ratios and per unit amounts)
(unaudited)
     This press release includes a discussion of “Adjusted EBITDAX,” which is a non-GAAP financial measure. The following table provides reconciliations of “Adjusted EBITDAX” to net incomeand net cash provided by operating activities, ENP’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP, for the three months ended March 31, 2010:

Net income	$17,413
Depletion, depreciation, and amortization	12,851
Non-cash unit-based compensation expense	906
Exploration expense	21
Interest expense and other	3,334
Income taxes	26
Non-cash derivative fair value gain	(3,700)
Non-cash debt related expense	938

Adjusted EBITDAX	31,789
Changes in operating assets and liabilities	9,696
Other non-cash expenses	41
Cash interest expense	(2,953)
Cash exploration expense	(15)
Current income taxes	(37)

Net cash provided by operating activities	$38,521

     “Adjusted EBITDAX” is used as a supplemental financial measure by ENP’s management and by external users of ENP’s financial statements, such as investors, commercial banks, research analysts, and others, to assess: (1) the financial performance of ENP’s assets without regard to financing methods, capital structure, or historical cost basis; (2) the ability of ENP’s assets to generate cash sufficient to pay interest costs and support its indebtedness; (3) ENP’s operating performance and return on capital as compared to those of other entities in the oil and natural gas industry, without regard to financing or capital structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
     “Adjusted EBITDAX” should not be considered an alternative to net income, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP’s definition of “Adjusted EBITDAX” may not be comparable to similarly titled measures of another entity because all companies may not calculate “Adjusted EBITDAX” in the same manner.
     This press release also includes a discussion of “Distributable cash flow,” which is a non-GAAP financial measure. The following table provides a reconciliation of “distributable cash flow” to net income and net cash provided by operating activities, ENP’s most directly comparable financial performance and liquidity measures calculated and presented in accordance with GAAP, for the three months ended March 31, 2010:

Net income	$17,413
Depletion, depreciation, and amortization	12,851
Non-cash unit-based compensation expense	906
Non-cash derivative fair value gain	(3,700)
Exploration expense	21
Development capital	(534)
Non-cash debt related expense	938

Distributable cash flow	27,895
Changes in operating assets and liabilities	9,696
Other non-cash expenses	41
Non-cash interest	381
Cash exploration expense	(15)
Deferred income taxes	(11)
Development capital	534

Net cash provided by operating activities	$38,521

     ENP believes that “distributable cash flow” is a useful measure of ENP’s financial and operating performance and its ability to continue to make quarterly distributions.
     “Distributable cash flow” should not be considered an alternative to net income, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP’s definition of “distributable cash flow” may not be comparable to similarly titled measures of another entity because all entities may not calculate “distributable cash flow” in the same manner.
     This press release also includes a discussion of “Coverage ratio,” which is a non-GAAP liquidity measure. The following table provides the calculation of “coverage ratio” for the three months ended March 31, 2010:

Distributable cash flow		$27,895
Divided by:
Equivalent outstanding units	$45,846
Times: cash distribution per unit paid	0.5000	22,923

Coverage ratio		1.22	x

     “Coverage ratio” is important to investors as an indicator of whether ENP is generating cash flow at a level that can sustain or support the quarterly distribution and support ENP’s goal of enhancing its liquidity. Actual distributions are set by the Board of Directors of the general partner of ENP.
     This press release also includes a discussion of “Net income excluding certain items,” which is a non-GAAP financial measure. The following table provides a reconciliation of “net income excluding certain items” to net income allocated to unitholders, ENP’s most directly comparable financial measure calculated and presented in accordance with GAAP, for the three months ended March 31, 2010:

		Per Diluted
	Total	Common Unit
Net income allocated to unitholders	$17,413	$0.38
Add: non-cash unit-based compensation expense	906	0.02
Add: non-cash derivative fair value gain excluding premium amortization	(6,120)	(0.13)
Add: non-cash debt related expense	938	0.02

Net income excluding certain items	$13,137	$0.29

     ENP believes that the exclusion of these items enables it to evaluate operations more effectively period-over-period and to identify operating trends that could otherwise be masked by the excluded items.
     “Net income excluding certain items” should not be considered an alternative to net income allocated to unitholders, operating income, net cash provided by operating activities, or any other measure of financial performance presented in accordance with GAAP. ENP’s definition of “net income excluding certain items” may not be comparable to similarly titled measures of another entity because all entities may not calculate “net income excluding certain items” in the same manner.